STOCK EXCHANGE AGREEMENT

THIS STOCK EXCHANGE AGREEMENT (the “Agreement”) is entered into this ___ day of August, 2006 by and among between TRICELL, INC., a Nevada corporation (the “Company”), JAMES REED, a United Kingdom resident (“Reed”), NEIL PURSELL, a United Kingdom resident (“Pursell”), JOHN SUMNALL, a United Kingdom resident (“Sumnall”), NEIL PROCTOR, a United Kingdom resident (“Proctor”), (Reed, Pursell, Sumnall and Proctor shall be collectively referred to as the “NJJ Shareholders” or individually as an “NJJ Shareholder”).

WITNESSETH:

WHEREAS, the Company is interested in acquiring 100% of the outstanding shares of NJJ Holdings Limited, a United Kingdom company (“NJJ”), and the NJJ Shareholders are interested in acquiring an equity interest in the Company in exchange for 100% of their share ownership in NJJ, constituting all of the share ownership of NJJ, pursuant to the terms and conditions described herein and for the consideration set forth herein; and

WHEREAS, NJJ owns all of the issued and outstanding capital stock of N2J Limited, a United Kingdom company (“N2J”);

NOW, THEREFORE, the parties hereby agree as follows:

1.  Consideration and Exchange of Shares.

(a)  Transfer of Shares. The NJJ Shareholders will, at the Closing, as hereinafter defined, assign, transfer and convey exclusively to Tricell one hundred thirty two (132) NJJ shares (the “NJJ Shares”), constituting 100% of the issued and outstanding capital shares of NJJ, in exchange for the Purchase Price, as hereinafter defined, payable in the manner provided in this Agreement. Each of the NJJ Shareholders holds thirty three (33) shares of NJJ, and each NJJ Shareholder shall receive 25% of the Purchase Price.

(b)  Purchase Price. The Purchase Price shall consist of a cash portion and an equity portion, as provided in Sections 1(c) and 1(d), respectively.

(c)  Cash Portion of the Purchase Price. The cash portion of the purchase price shall be one million four hundred dollars ($1,400,000), payable three hundred fifty thousand dollars ($350,000) to each of the four NJJ Shareholders. Of the amount due to each of the NJJ Shareholders, the Company will instruct the escrow agent with respect to the Company’s proposed private placement to pay three hundred thirty seven thousand two hundred fifty dollars ($337,250) to each of the NJJ Shareholders from the proceeds of the Company’s proposed private placement, and the balance of twelve thousand seven hundred fifty dollars ($12,750) by check from the Company within two (2) business days after the Closing.

(d)  Equity Portion of the Purchase Price. The equity portion of the Purchase Price consisted of two hundred ten million (210,000,000) shares (the “Tricell Shares”) of the common stock, par value $.001 per share (“Common Stock”) of the Company, which shares shall be issued and held as follows:

(i)  A total of ninety million (90,000,000) Tricell Shares shall be issued and delivered to the NJJ Shareholders, with twenty two million five hundred thousand (22,500,000) Tricell Shares being delivered to each of the NJJ Shareholders. The Tricell Shares issuable pursuant to this Section 1(d)(i) are referred to as the “Initial Shares.”

(ii)  A total of one hundred twenty million (120,000,000) Tricell Shares shall be issued in the names of the NJJ Shareholders and held by the Company subject to the provisions of Section 3 of this Agreement, with thirty million (30,000,000) Tricell Shares being issued to each of the NJJ Shareholders. The Tricell Shares issuable pursuant to this Section 1(d)(ii) are referred to as the “Escrow Shares.” At the Closing, each of the NJJ Shareholders shall execute and deliver to the Company blank stock powers transferring the Escrow Shares to the Company.

2.  Restrictions on Transfer.

(a)  General Restrictions.

(i)  Each NJJ Shareholder acknowledges and agrees that:

(A)  The Tricell Shares are restricted securities, as defined by Rule 144 of the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and he understands the meaning of the term “restricted securities.” The certificates for the Tricell Shares shall bear Tricell’s standard restricted stock legend as well as a legend to reflect any restriction set forth in this Agreement.

(B)  He may not sell, pledge, enlien, encumber or otherwise transfer (collectively, “transfer”) any of the Tricell Shares except pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements thereof.

(C)  He is acquiring the Tricell Shares for his own account and not with a view to the sale or distribution thereon.

(ii)  Each NJJ Shareholder agrees that he will not sell any shares of Common Stock owned by him, including all of the Tricell Shares, in the public market during the two (2) years following the Closing Date. The restriction contained in this Section 2(a)(ii) shall apply to any transferee, including any legatee or distributee, of the NJJ Shareholder This restriction shall not, however, apply to shares issued pursuant to a stock option or long-term incentive plans which may be approved by the Company’s compensation committee provided that such committee is comprised of a majority of independent directors.

(b)  Additional Restrictions on Transfer of the Initial Shares.

(i)  Subject to the restriction set forth in Section 2(a) of this Agreement, the NJJ Shareholders shall have the right to sell or otherwise transfer their Initial Shares, cumulatively, as follows, and they agree not to sell or otherwise transfer any Initial Shares (except for the pledge of Initial Shares, which is not a prohibited transfer for purposes of this Section 2(b)(i)), except as follows:

(A)  25% of each NJJ Shareholder’s shares may be sold commencing ten (10) months from the date of this Agreement.

(B)  25% of each NJJ Shareholder’s shares may be sold commencing twenty two (22) months from the date of this Agreement.

(C)  25% of each NJJ Shareholder’s shares may be sold commencing thirty four (34) months from the date of this Agreement.

(D)  All of the NJJ Shareholder’s shares may be sold commencing forty six (46) months from the date of this Agreement.

(ii)  In the event of the death of any NJJ Shareholder or in the event that any NJJ Shareholder shall be declared incompetent, the restrictions set forth in this Section 2(b)(i) shall apply to such NJJ Shareholder’s legal representatives and to his executors, administrators, heirs, legatees and devisees.

(c)  Change of Control.

(i)  The restrictions set forth in Section 2(b) of this Agreement shall terminate in the event of a Change of Control, as hereinafter defined. The restrictions set forth in Section 2(a) of this Agreement shall not be affected by a Change of Control.

(ii)  A Change of Control shall mean any of the following transactions except for transactions described in Section 2(c)(iii):

(A)  the approval by the stockholders of the Company of a merger or consolidation of the Company into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto continuing to own voting securities representing fifty percent (50%) or more of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such merger or consolidation; or

(B)  any approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company assets; or

(C)  any “person” (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of Tricell representing 50% or more of the total voting power represented by Tricell’s then outstanding voting securities; or

(D)  a change in the composition of the Company’s board of directors, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either: (a) are directors of the Company as of the date of this Agreement; or (b) are elected or nominated for election to the Company’s board of directors with the affirmative votes of at least a majority of those directors who either (x) are directors of the Company on the date of this Agreement or (y) whose election or nomination was not in connection with any transaction described in Sections 2(c)(ii)(A), 2(c)(ii)(B) and 2(c)(ii)(C) of this Agreement, or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

(iii)  Notwithstanding any provisions of Section 2(c)(ii), a Change of Control shall not occur as a result of (x) a private placement by the Company of its securities or (y) by the sale by a purchaser in the private placement of his or its shares or (z) by a public offering by the Company of its securities.

(d)  No Short Sale. As long as any NJJ Shareholders owns any Tricell Shares, including any Escrow Shares which have not been transferred to the Company pursuant to Section 3 of this Agreement, no NJJ Shareholder shall:

(i)  Engage in any short sale, including a so-called sale against the box, of the Common Stock, or

(ii)  Lend any shares of Common Stock, or permit any shares of Common Stock to be used, for the purpose of enabling any other person to engage in any short sale or sale against the box with respect to the Common Stock.

(e)  Distribution of N2J Net Profits. Subsequent to the Closing, NJJ shall distribute to the NJJ Shareholders, in equal shares, the net profit of N2J which shall have accrued through the day preceding the Closing Date. Such net profits shall be paid from the proceeds of the accounts receivable generated through the day preceding the Closing Date. Net profits shall mean the income before income taxes of N2J, determined in accordance with generally accepted accounting principles as in effect in the United Kingdom; provided, however, that in the event that N2J, NJJ or the Company shall incur an income, gross receipts, excise or other tax for a period subsequent to the Closing Date on any of the profits that are payable to the NJJ Shareholders on or after the Closing Date, then such taxes shall be deducted in determining the net profit of N2J for the period ended the day prior to the Closing Date. The determination of N2J’s net profits shall be made on a quarterly basis in connection with the preparation of the Company’s Form 10-Q or Form 10-K, as the case may be, and shall be approved by the Company’s audit committee, and, if the audit committee deems it necessary, by an independent accounting firm engaged by the audit committee for such purpose. For reference purposes only, the estimated net profits of N2J through July 31, 2006, were approximately £6.6 GBP.

3.  Purchase of the Escrow Shares.

(a)  Determination of Net Profit.

(i)  The net profit of N2J shall be determined for each of the Covered Periods. The Covered Periods shall mean the period from the Closing Date to September 30, 2006, the quarters ending December 31, 2006, March 31, 2007 and June 30, 2006 and the period from July 1, 2007 until the first anniversary of the Closing Date.

(ii)  Net profit shall mean the income before income taxes of N2J determined in accordance with United States generally accepted accounting principles as reflected in the Company’s filings with the Securities and Exchange Commission (“GAAP”). A determination of the net profit shall be made by the Company, subject to a review by an independent accountant engaged by the Company and subject to the approval of the Company’s Audit Committee. Such determination shall be final, binding and conclusive on all parties. The accountant that is engaged to review the computation pursuant to this Section 3(a)(ii) may be the Company’s regularly engaged independent registered accounting firm if such firm is able to perform such services without affecting its independence status. The determination of net profit shall be made in connection with the preparation of the Company’s Form 10-QSB or Form 10-KSB ending on the last date of the Covered Period, except that the net profit for the fourth of the Covered Periods shall be made in connection with the preparation of the Company’s for the quarter ended September 30, 2006. Net profit shall be in United States dollars, and any conversion of Sterling or any other currency into United States dollars shall be made in the manner provided in the Company’s filings with the Commission.

(b)  Purchase of the Escrow Shares.

(i)  The Company shall purchase Escrow Shares from the NJJ Shareholders at a purchase price per share (the “Purchase Price”) equal to twenty cents ($.20) per share, subject to adjustment as hereinafter provided. The number of Escrow Shares being purchased shall be determined by dividing the Payment Amount by the Purchase Price. Such purchase shall be made in the manner as hereinafter provided in this Section 3(b).

(ii)  Within five (5) business days after the determination of net profits for a Covered Period is made, the Company shall make a payment in the total amount (the “Payment Amount”) equal to the lesser of:

(A)  Seventy percent (70%) of net profit for the applicable Covered Period; or

(B)  The amount by which twenty four million dollars ($24,000,000) exceeds all payment previously made pursuant to this Section 3(b)(i).

(iii)  In no event shall the total of the payments made pursuant to this Section 3(b) exceed twenty four million dollars ($24,000,000). Any Payment Amount which is for a fraction of a dollar shall be rounded to the next higher whole dollar.

(iv)  The payment with respect to first Covered Period shall be deposited by the Company with a bank or other recognized institutional entity authorized by law to serve as an escrow agent designated by the NJJ Shareholders and reasonably acceptable to the Company (the “Escrow Agent”), and the payment with respect to the remaining Covered Periods shall be paid by the Company to the NJJ Shareholders, with twenty five percent (25%) of the total payments being paid to each of the NJJ Shareholders. If the payment with respect to the second Covered Period would be payable prior to six (6) months and one (1) day after the Closing Date, such payment shall be made to the Escrow Agent and not directly to the NJJ Shareholders. All payments made pursuant to this Section 3(b) shall be made on account of the purchase of Escrow Shares. On each date on which a payment is made to the NJJ Shareholders, whether by the Escrow Agent of by the Company, the Company shall cancel the Escrow Shares which have been purchased by the Company. All Escrow Shares shall be deemed to be cancelled upon payment by the Escrow Agent or the Company of the Purchase Price of such Escrow Shares, regardless of whether the shares have been formally delivered to the Company’s transfer agent for cancellation.

(v)  The payments held by the Escrow Agent shall be held until six (6) months and one (1) day after the Closing Date, at which time the Escrow Agent shall pay to each NJJ Shareholder twenty five percent (25%) of the amount held by it to each of the NJJ Shareholders.

(vi)  The payments to be made to the Escrow Agent shall be paid to the Escrow Agent pursuant to an escrow agreement among the Company, the NJJ Shareholders and the Escrow Agent satisfactory in form and substance to all parties. All funds held by the Escrow Agent shall be invested in debt instruments that are issued by or guaranteed by the Government of the United Kingdom or, if the Escrow Agent is a bank, in interest-bearing securities issued by the Escrow Agent. To the extent that the income generated from the funds held in escrow are sufficient to pay the reasonable fees and expenses of the Escrow Agent, such funds shall be used for such purpose. To the extent that such income is not sufficient to pay the reasonable fees and expenses of the Escrow Agent, the Company, on the one hand, and the NJJ Shareholders, on the other hand, shall each pay fifty percent (50%) of the remaining fees and expenses of the Escrow Agent. All income generated by the funds and not used to pay the fees and expenses of the Escrow Agent shall be held for the account of the Company and shall be paid to the Company at such time as the payment is made to the NJJ Shareholders pursuant to Section 3(b)(v) or 3(d)(iii) is made, at which time the escrow agreement shall be terminated.

(vii)  The Purchase Price per share, together with the number of Escrow Shares, shall be subject to adjustment in accordance with generally accepted accounting principles in the connection with any stock dividend, split or other distribution of shares of Common Stock payable with respect to the Common Stock, any reverse split or other combination of shares and any recapitalization or similar transaction. Thus, after giving effect to the contemplated one-for-eight reverse split, (i) the Purchase Price would be one and 60/100 dollars ($1.60) per share, (ii) the number to Escrow Shares would be fifteen million (15,000,000) shares, and (iii) the number of Initial Shares would be eleven million two hundred fifty thousand (11,250,000) shares.

(c)  Right to Vote the Escrow Shares. As long as the Escrow Shares are held in escrow, the NJJ Shareholders shall be entitled to vote the Escrow Shares. The right to vote shall terminate with respect to any Escrow Shares which become cancelled on the date that such Escrow Shares become cancelled, regardless of whether the stock certificate shall have been physically cancelled or delivered to the transfer agent for cancellation.

(d)  Limitation on Purchase of Escrow Shares.

(i)  Notwithstanding anything to the contrary set forth in this Section 3, the Company’s obligation to purchase any Escrow Shares shall be limited to the extent that the Company may not purchase Escrow Shares pursuant to applicable law, it being understood that the Company shall not be required to purchase any Escrow Shares to the extent that such purchase is prohibited by law. In this connection, the Escrow Agent shall not make any payment pursuant to the Escrow Agreement to the extent that the Escrow Agent is advised by the Company that such payment is prohibited by law. The Escrow Agent shall hold the funds paid by the Company pursuant to Sections 3(b)(iv) and 3(d)(ii) of this Agreement as provided in Section 3(d)(iii) of this Agreement.

(ii)  If, and to the extent that, at a time when a payment is to be made by the Company directly to the NJJ Shareholders pursuant to Section 3(b)(iv) of this Agreement the Company is prohibited from purchasing any Escrow Shares pursuant to Section 3(d)(i) of this Agreement, the Company shall make the payment to the Escrow Agent in lieu of paying the NJJ Shareholders to the extent that such payment is prohibited.

(iii)  To the extent that payments are made to the Escrow Agent or continue to be held by the Escrow Agent as a result of the inability of the Company to purchase Escrow Shares, as provided in Sections 3(d)(i) and 3(d)(ii), the Escrow Agent shall continue to hold such shares until the earlier of:

(A)  The date on which the Company shall advise the Escrow Agent that payment may be made to the NJJ Shareholders to purchase their Escrow Shares, in which event (I) the Escrow Agent shall pay to the NJJ Shareholders the amount which the Company advises the Escrow Agent may be paid, (II) the Company shall cancel the Escrow Shares that are purchased with the funds paid by the Escrow Agent, (III) the remaining funds shall be returned to the Company and (IV) the remaining Escrow Shares shall be delivered to the NJJ Shareholders.

(B)  Eighteen (18) months from the Closing Date, at which time (I) the funds held by the Escrow Agent shall be returned to the Company and (II) the unpurchased Escrow Shares shall be delivered to the NJJ Shareholders.

(e)  Distribution of Escrow Shares. If the Company shall not have purchased all of the Escrow Shares pursuant to Section 3(b) of this Agreement or made payments to the Escrow Agent pursuant to Section 3(d) of this Agreement, the Company shall deliver to the NJJ Shareholders, within five (5) business days after the determination of net profit for the fifth Covered Period, all Escrow Shares for which payment has not been made. The number of shares to be so delivered shall be equal to the amount by which twenty four million dollars ($24,000,000) exceed the total payments made pursuant to Sections 3(b) and 3(d) of this Agreement divided by the Purchase Price in effect on such date, and the Company shall have no right or obligation to purchase any such Escrow Shares. Such Escrow Shares shall be distributed equally to the NJJ Shareholders.

(f)  No Fractional Shares. No fractional shares shall be purchased by the Company. In the event that the number of shares being purchased is a fractional share. If the number of shares being purchased is not divisible by four (4), the Company and the NJJ Shareholders shall jointly determine the allocation of the shares remaining after the number of shares to be purchased is divided by four (4).

(g)  No Right to Encumber Escrow Shares. The NJJ Shareholders shall take all action necessary to keep the Escrow Shares free and clear from any liens or encumbrances.

4.  Closing. The sale by the NJJ Shareholders of the NJJ Shares pursuant to this Agreement shall take at a closing (the “Closing”) which shall take place, subject to the satisfaction of the closing conditions set forth in Section 5 of this Agreement, contemporaneously with the completion by the Company of its proposed private placement at the offices of Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, New York, New York 10018. The date on which the Closing takes place is referred to as the Closing Date.

5.  Conditions Precedent to Closing.

(a)  Conditions to Obligations of the Company. The obligations of the Company under this Agreement are subject to the fulfillment on or prior to Closing of the following conditions:

(i)  Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the NJJ Shareholders in this Agreement shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of Closing the Closing Date. NJJ Shareholders shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them pursuant to this Agreement.

(ii)  Approval by Board of Directors or Stockholders. This Agreement shall have been approved by the board of directors of the Company. Stockholder approval shall not be required if this Agreement is approved by a board of directors consisting of at least a majority of disinterested directors. For purpose of this Agreement, a disinterested director is a person who does not have an equity interest in B2J. If a majority of the Company’s directors are not disinterested directors, stockholder approval shall be required.

(iii)  No Adverse Law or Proceeding. There shall not be in effect on the Closing Date any order of any court or administrative body or law or regulation restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, and there shall not be pending or threatened on the Closing Date any action or proceeding in, before or by any governmental or regulatory authority or any court which seeks to enjoin or restrain the consummation of the transaction contemplated by this Agreement or which could otherwise have, if adversely determined, a material adverse effect upon the business, financial condition or prospects of NJJ.

(iv)  Transfer by NJJ of Unrelated Businesses. NJJ shall have transferred to the NJJ Shareholders all of the issued and outstanding capital stock of NJJ Homes Limited, Giant Star Limited and Giant Star Leisure Limited (collectively, the “Unrelated Subsidiaries”). The Unrelated Subsidiaries shall not be engaged in any business in which N2J is engaged, either directly or indirectly, and shall have executed a non-competition covenant acceptable to the Company. Neither NJJ nor N2J shall have any direct or indirect or contingent liability or obligations with respect to, or indemnity, guarantee or hold harmless obligation with respect to, the Unrelated Subsidiaries or their businesses, including any obligations imposed by law whether or not NJJ or the NJJ Shareholders had any knowledge of the obligations.

(b)  Conditions to Obligations of the NJJ Shareholders. The obligations of the NJJ Shareholders under this Agreement are subject to the fulfillment on or prior to Closing of the following conditions:

(i)  Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the Company in this Agreement shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of Closing the Closing Date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it pursuant to this Agreement.

(ii)  No Adverse Law or Proceeding. There shall not be in effect on the Closing Date any order of any court or administrative body or law or regulation restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, and there shall not be pending or threatened on the Closing Date any action or proceeding in, before or by any governmental or regulatory authority or any court which seeks to enjoin or restrain the consummation of the transaction contemplated by this Agreement.

6.   Representations and Warranties of the NJJ Shareholders. The NJJ Shareholders jointly and severally (except as hereinafter expressly provided in Section 6(a)) make the following warranties and representations to the Company.

(a)  Several Representations and Warranties of the NJJ Shareholders. Each NJJ Shareholder severally represents and warrants that:

(i)  He has good title to the NJJ Shares being conveyed to the Company pursuant to this Agreement, and such NJJ Shares are not subject to any pledge, lien, option, encumbrance or other right of any person.

(ii)  He has all requisite legal authority to sell and deliver the NJJ Shares to the Company.

(iii)  The NJJ Shares being transferred to the Company pursuant to this Agreement constitute all of the NJJ Shareholder’s interests in NJJ, and he has no other equity or debt interest in NJJ, or any right to acquire any equity or debt interest in NJJ, or any other right in NJJ.

(iv)  No consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing of or with any governmental authority or third party is required in connection with the sale of his NJJ Shares to the Company.

(b)  Authorized Capital. NJJ is a limited company duly incorporated and in good standing as a corporation under the laws of the United Kingdom, and NJJ has all necessary corporate power and authority to engage in the business in which it is presently engaged. NJJ is authorized to issue one thousand (1,000) shares of capital stock, of which one hundred thirty two (132) shares are issued and outstanding and owned by the NJJ Shareholders. NJJ has one subsidiary, namely, N2J, and does not have any debt or equity investments or other interest in any other corporation, partnership, limited liability company, trust or other entity.

(c)  No Claims. There are no claims, demands, proceedings, defaults, obligations, suits or threats or suit, seizure, or foreclosure against NJJ or N2J and that there is no suit, action, or legal, administrative, arbitration, or other proceeding pending or threatened which could adversely affect either (i) the Company’s ownership of the NJJ Shares acquired pursuant to this Agreement or NJJ’s ownership of the capital stock of N2J and (ii) business, financial condition or prospects of NJJ or N2J.

(d)  Financial Statements.

(i)  NJJ’s and N2J’s audited balance sheets at May 31, 2005 and statements of operations, stockholders’ equity and cash flows for the two years in the period then ended and NJJ’s and N2J’s unaudited balance sheets at May 31, 2006, statements of operations, stockholders equity and cash flows for the year then ended present and reflect, in accordance with United Kingdom general accepted accounting principles consistently applied the consolidated financial position of NJJ at the respective balance sheet dates, the changes in stockholders’ equity for the period then ended and the results of operations and cash flows for the years then ended. The consolidated financial statements reflect the operations of the Unrelated Businesses as a discontinued operation.

(ii)  At the close of business on the date of the balance sheets delivered pursuant to Section 6(d)(i) of this Agreement, NJJ and N2J did not have any liabilities, absolute or contingent, of the type required to be reflected on balance sheets prepared in accordance with generally accepted accounting principles which are not fully reflected, reserved against or disclosed in such financial statements. Neither NJJ nor N2J has guaranteed or assumed or incurred any obligation with respect to any debt or obligations of any person, corporation, partnership, limited liability company or other entity, except endorsements made in the ordinary course of business in connection with the deposit of items for collection. Neither NJJ nor N2J has any debts, contracts, guaranty, standby, indemnity or hold harmless commitments, liabilities or obligations of any kind, character or description, whether accrued, absolute, contingent or otherwise, or due or to become due except to the extent set forth in the financial statements.

(iii)  All of the assets of NJJ and N2J are clear of all mortgages, liens, pledges, encumbrances, or security interests of any nature whatsoever and, to the best of the NJJ Shareholders’ knowledge, are in good operating condition and repair. Further, to the best of the NJJ Shareholders’ knowledge, there are no structural or operational defects in any of the existing operations which would materially affect their continued use in the same manner. NJJ and N2J are not in default on any lease, license, commitment, or other agreement.

(e)  No Violation of Law. Neither NJJ nor N2J (A) is in violation of any applicable building, zoning, occupational safety and health, pension, environmental control or similar law, ordinance or regulation in relation to their structures or equipment or the operation thereof or of their business, or any fair employment, equal opportunity or similar law, ordinance or regulation, or any other law, ordinance, regulation or order applicable to their business or assets, (B) has received any complaint from any governmental authority, and none is threatened, alleging that NJJ or N2J is in violation of any applicable law, ordinance, regulation or order, (C) has received any notice from any governmental authority of any pending proceeding to take all or any part of any properties (whether leased or owned) by condemnation or right of eminent domain and no such proceeding is threatened, (D) is a party to any agreement or instrument, or subject to any charter or other corporate restriction or judgment, order, writ, injunction, rule, regulation, code or ordinance, which adversely affects the business, operations, prospects, properties, assets or condition, financial or otherwise, of NJJ or N2J and (E) is in violation of, and the execution of this Agreement and the consummation of the transactions contemplated herein will not violate, any bankruptcy law, ruling, administrative decision, agreement, or plan to which NJJ or N2J is subject. Neither NJJ nor N2J has any obligation or liability of the type described in this Section 6(e) with respect to the business or operations of the Unrelated Businesses.

(f)  Approvals. All authorizations, approvals or other actions by, notices to, or filings with, any governmental authority, if applicable, required to be obtained or made in connection with NJJ have been obtained or made, and no consent of any third party is required to be obtained for the due execution, delivery and performance of this Agreement. Governmental authorities include all United Kingdom agencies.

(g)  Accuracy of Information for filings with the Commission. The information supplied by NJJ and the NJJ Shareholders for inclusion in any filings made by the Company with the Commission shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

7.  Representations and Warranties of the Company. The Company makes the following warranties and representations to the NJJ Shareholders:

(a)  Corporate Organization. The Company is a Nevada corporation organized and in good standing in such state, and it has all necessary corporate power and authority to engage in the business in which it is presently engaged. The Company has the full right, power, legal capacity, and authority to enter into, and perform its obligations under this Agreement, and that this Agreement will not conflict with any other obligations, contracts or agreements of the Company. No authorization, approval or other action by, and no notice to or filing with, any governmental authority is required to be obtained or made, and no consent of any third party is required to be obtained by Tricell for the due execution, delivery and performance of this Agreement.

(b)  Accuracy of SEC Reports. The Company is a reporting company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), comply in all material respects with the applicable filing requirements of the Exchange Act. The financial statements contained in the Company’s reports filed with the Commission since December 31, 2005 (the “SEC Reports”) present and reflect, in accordance with United States general accepted accounting principles consistently applied the financial position of the Company at the respective balance sheet dates, the changes in stockholders’ equity for the period then ended and the results of operations and cash flows for the periods then ended. The accounting firm that audited the audited financial statements is independent in accordance with the rules of the Commission and is a member of the CPAOB.

(c)  At the close of business on the date of the balance sheets included in the SEC Reports, the Company did not have any liabilities, absolute or contingent, of the type required to be reflected on balance sheets prepared in accordance with generally accepted accounting principles which are not fully reflected, reserved against or disclosed in such financial statements. The Company has not guaranteed or assumed or incurred any obligation with respect to any debt or obligations of any person, corporation, partnership, limited liability company or other entity, except endorsements made in the ordinary course of business in connection with the deposit of items for collection except as reflected in the SEC Reports. Except as disclosed in the SEC Reports, the Company has no debts, contracts, guaranty, standby, indemnity or hold harmless commitments, liabilities or obligations of any kind, character or description, whether accrued, absolute, contingent or otherwise, or due or to become due except for those incurred in the normal course of business

8.  Due Diligence. The parties hereby acknowledge and agree that prior to the execution of this Agreement they have conducted such due diligence necessary and commercially customary for this Agreement and the transactions contemplated by it.

9.  Covenants of the NJJ Shareholders.

(a)  Covenant not to Compete. Each NJJ Shareholder hereby covenants and agrees that, for a period of five (5) years from the Closing Date, such NJJ Shareholder will not directly or indirectly, (i) engage in any business in which the Company, NJJ, N2J and their respective subsidiaries (collectively, the “Companies”) are then engaged in North America, Europe and Asia and, to the extent that any of the Companies is operating in countries outside of the North America, Europe and Asia during such period, those countries in which any of the Companies operates (whether for profit or not for profit), whether as an officer, director, consultant, stockholder, guarantor, principal, agent, member, operator, proprietor, employee, advisor or in any other manner in the United States, or (ii) solicit any present or proposed client or customer of the Companies, or (iii) employ or engage any employee of any of the Companies until six months after such person ceased to be an employee, (iv) make any disparaging statements concerning any of the Companies or their respective officers, directors, or employees, that could injure, impair or damage the relationships between any of the Companies, on the one hand, and any of the employees, customers or suppliers or other persons with whom any of the Companies conduct business, or (v) aid or assist others with respect to any of the foregoing provided, however, that nothing herein shall be construed to prohibit any NJJ Shareholder from giving factual information required to be given pursuant to legal process, subject to the provisions of Section 9(b)(ii) of this Agreement. The parties hereto acknowledge and agree that this non-competition covenant is an integral part of this Agreement for which each NJJ Shareholder is receiving adequate compensation, that the Company would not enter in this Agreement without the inclusion of this Section 9(a) and Sections 9(b) and 9(c) of this Agreement and that if any court of competent jurisdiction shall hold that the scope or duration of the covenant not to compete set forth in this Section 9(a) is not reasonable or otherwise enforceable, then the parties agree that such court shall enforce the covenant to the greatest extent permitted under applicable law. As used in this Section 9(c), a present client or customer shall mean a customer of any of the Companies who is or was a customer or client of any of the Companies at any time during the term of this covenant and a prospective client or customer shall mean any client or customer actively solicited by any of the Companies at any time during the one (1) year period ending on the date of the expiration of this covenant. The covenants in this Section 9 are in addition to any covenants on the part of any NJJ Shareholder pursuant to any employment or other agreement.

(b)  Non-Disclosure and Non-Disturbance.

(i)  Each NJJ Shareholder agrees that he will not at any time use or disclose to any person any Confidential Information relating to any of the Companies or any client of any of the Companies which provided confidential information to such NJJ Shareholder; provided, however, that nothing in this Section 9(b) shall be construed to prohibit an NJJ Shareholder from using or disclosing such information if they can demonstrate that such information became public knowledge other than by or as a result of disclosure by a person not having a right to make such disclosure. “Confidential Information” shall mean all information of a proprietary or confidential nature relating to any person, including, but not limited to, such person’s trade secrets or proprietary information, confidential know-how, and products, processes, inventions and discoveries, whether or not patentable, and information concerning such person’s services, business, customer or client lists, proposed services, marketing strategy, pricing policies and the requirements of its clients and relationships with its lenders, suppliers, licensors, licensees and others with which a person has a business relationship. Confidential Information will not, however, include any information that the NJJ Shareholder can demonstrate (a) has become publicly known or ascertainable other than as a result of disclosure by a person not having a legal right to make such disclosure.

(ii)  In the event that any Confidential Information is required to be produced by any NJJ Shareholder pursuant to legal process, such NJJ Shareholder shall give the Company notice of such legal process within a reasonable time, but not later than ten (10) business days prior to the date such disclosure is to be made, unless the NJJ Shareholder has received less notice, in which event NJJ Shareholder shall immediately notify the Company. The Company shall have the right to object to any such disclosure, and if the Company objects (at the Company’s cost and expense) in a timely manner so that the NJJ Shareholder is not subject to penalties for failure to make such disclosure, the NJJ Shareholder shall not make any disclosure until there has been a court determination on the Company’s objections. If disclosure is required by a court order, final beyond right of review, or if the Company does not object to the disclosure, the NJJ Shareholder shall make disclosure only to the extent that disclosure is required by the court order, and, in compliance with express directions from the Company, the NJJ Shareholder will exercise reasonable efforts at the Company’s expense, to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

(iii)  Each NJJ Shareholder further agrees that in the event that any of the Companies transfers its business, he will take no action to induce or cause any of the Companies’ present or prospective clients to cease engaging any the company or other entity which is the transferee for its requirements for the type of product or service being rendered by the transferring Companies or to reduce the scope of services performed by such Companies.

(c)  Injunctive Relief. Each NJJ Shareholder agrees that his violation or threatened violation of any of the provisions of Sections 9(a) and 9(b) of this Agreement shall cause immediate and irreparable harm to one or more of the Companies. In the event of any breach or threatened breach of said provisions, the NJJ Shareholders consent to the entry of preliminary and permanent injunctions by a court of competent jurisdiction prohibiting such party from any violation or threatened violation of these provisions and compelling NJJ Shareholders to comply with these provisions. This Section 9(c) shall not affect or limit, and the injunctive relief provided in this Section 9(c) shall be in addition to, any other remedies available to the Companies at law or in equity.

(d)  Survival of Covenants. The covenants set forth in this Section 9 shall survive the Closing and shall be continuing obligations of the NJJ Shareholders.

10.  Continuing Obligations of the Parties. The parties hereby agree to assist and cooperate in good faith with each other on a timely basis after Closing in providing any information or documents, or executing any documents, necessary or reasonably required to fulfill such party’s obligations hereunder.

11.  Indemnification.

(a)  Indemnity by the Company. The Company agrees to defend, indemnify and hold harmless and the NJJ Shareholders from and against, and to reimburse the NJJ Shareholders with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, incurred by the NJJ Shareholders by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement made by the Company in any document or certificate delivered by the Company pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.
(b)  Indemnity by the NJJ Shareholders. The NJJ Shareholders agree to jointly and severally defend, indemnify and hold harmless the Company from and against, and to reimburse the Company with respect to:

(i)  All liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, incurred by the Company by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement made by the NJJ Shareholders or in any document or certificate delivered by the NJJ Shareholders pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby; provided, however, that the indemnification with respect to the representations and warranties pursuant to Section 6(a) shall be made by each NJJ Shareholder with respect only to breach of the representations and warranties made by him.

(ii)  All liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, incurred by the Company by reason of, arising out of, or in connection directly or indirectly with the operations by the Unrelated Business, whether prior to, on or after the Closing Date.

(c)  Indemnification Procedure. A party (an “Indemnified Party”) seeking indemnification shall give prompt notice to the other party (the “Indemnifying Party”) of any claim for indemnification arising under this Article 10. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party’s own cost and expense, including the cost and expense of reasonable attorneys’ fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party’s legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

(d)  Survival of Representations and Warranties.

(i)  Subject to Section 11(d)(ii) of this Agreement, the representations and warranties shall survive the Closing for a period of one year, and any claim for indemnification must be made prior to the expiration of such one-year period. The obligations of the Indemnifying Party shall continue in full force and effect with respect to any claim made during such period until such claim shall be resolved.

(ii)  The indemnification obligations of the NJJ Shareholders pursuant to Section 11(b)(ii) shall not be subject to any temporal limitation other than the applicable statute of limitations.

(iii)  The obligations pursuant to Section 9 of this Agreement shall continue in full force and effect for the period set forth therein.

12.  Entire Agreement. This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver. No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter. Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

13.  Severability. If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

14.  Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 14. Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery. Notice shall be delivered to the parties at the addresses or telecopier numbers set forth on the signature page of this Agreement. Any party may, by like notice, change the address, person or telecopier number to which notice shall be sent.

15.  Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. Each of the parties hereby irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the federal or state courts located in the County of New York in the State of New York, by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent to any service of process made either (x) in the manner set forth in Section 14 of this Agreement (other than by telecopier), or (y) any other method of service permitted by law.

16.  Parties to Pay Own Expenses. Each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses, except that any expenses incurred by the NJJ shall be paid by the NJJ Shareholders.

17.  Tax Consequences. Each party to this Agreement is relying on his or its own tax advisors as to the tax consequences of this Agreement and the transactions contemplated by this Agreement, and no party is making any representations or warranties of any kind as to such tax consequences to any other party.

18.  Successors. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, that the NJJ Shareholders may not assign this Agreement or any of its rights under this Agreement except as expressly provided in this Agreement.

19.  Further Assurances. Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

20.  Execution by Facsimile. This Agreement may be executed and delivery by delivering this Agreement by facsimile, and the facsimile signature shall be binding on the party who so executed and delivered this Agreement.

21.  Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

22.  No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

23.  Headings. The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

(Signature Page to Follow)

IN WITNESS WHEREOF, the signatures of the Parties below evidence their approval, acceptance and acknowledgement of the terms contained in this Agreement.

Address and Telecopier No.
TRICELL, INC.

	By:	/s/ James Reed
Name: Title:

/s/ Neil Pursell
Neil Pursell

/s/ John Sumnall
John Sumnall

/s/ Neil Proctor
Neil Proctor

/s/ James Reed
James Reed